Exhibit 99.1

Rapport Therapeutics Reports Second Quarter Financials and Provides Business Update

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Completed initial public offering, raising $174.4 million in gross proceeds, including full exercise of the underwriters’ option to purchase additional shares and a concurrent private placement, to fund clinical development of precision neuroscience pipeline
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Phase 2a trial of RAP-219 in focal epilepsy initiation on track, with topline data expected in mid-2025
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On track to begin two additional proof of concept clinical trials of RAP-219 in patients with peripheral neuropathic pain in 2H 2024, and patients with bipolar disorder in 2025
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Terry-Ann Burrell, who was recently appointed as vice chairman of investment banking at JPMorgan, will transition off the Board of Directors of Rapport following the Company's Form 10-Q filing
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Ended the quarter with $336.1 million in cash, cash equivalents, and short-term investments, excluding restricted cash, which is expected to fund operations through the end of 2026

BOSTON, Mass. and SAN DIEGO, Calif. – August 8, 2024 – Rapport Therapeutics, Inc. (Nasdaq: RAPP), a clinical-stage biotechnology company focused on discovery and development of transformational small molecule medicines for patients suffering from central nervous system (CNS) disorders, today announced financial results for the second quarter of 2024 and provided a business update.

“Following our recent IPO, the Rapport team is relentlessly focused on advancing our pipeline, which has the potential to transform the treatment of many CNS disorders. Our receptor associated protein (RAP) technology platform provides a foundation for a portfolio of precision neuroscience product candidates designed to overcome the limitations of existing standards of care,” said Abraham N. Ceesay, chief executive officer of Rapport Therapeutics.

“With several near-term milestones ahead, this is an exciting time for Rapport. We are on track to initiate a Phase 2a trial in the third quarter of 2024 for our lead product candidate, RAP-219, in patients with focal epilepsy and look forward to advancing RAP-219 with the goal of it becoming a potentially transformational treatment option in this area of significant unmet need,” Ceesay continued. “I also want to congratulate TA Burrell on her new role and thank her for her invaluable service and insightful contributions as a Board member during the pivotal transition of Rapport to a public company.”

BUSINESS UPDATES

RAP-219 Lead Program

RAP-219 is designed to selectively target TARPg8, a RAP which is associated with the neuronal AMPAR (neuronal α-amino-3-hydroxy-5-methyl-4-isoxazolepropionic acid receptor), a clinically validated target for epilepsy. The Company is also evaluating RAP-219 as a potential treatment for peripheral neuropathic pain and bipolar disorder.

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The Company reported data from a multiple ascending dose (MAD) trial, which demonstrated RAP-219 was generally well tolerated at target therapeutic exposures, with no serious adverse events and no drug-related treatment-emergent adverse events (TEAEs) above Grade 1. In an earlier Phase 1 single ascending dose (SAD) study, all treatment related TEAEs were Grade 1 or 2 and were generally consistent with the effects seen in non-clinical toxicology studies. There were no clinically meaningful abnormal changes in lab values or ECGs, nor were there any relevant vital sign changes in the SAD or MAD trials.
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A second MAD trial (MAD-2) has been initiated to assess dosing regimens that may accelerate therapeutic exposure, which will inform dosing for the Company’s Phase 2a trial for the treatment of bipolar disorder. Results from the MAD-2 trial are expected in the second half of 2024.
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A Phase 1 human positron emission tomography (PET) trial in healthy adult volunteers was initiated to confirm brain target receptor occupancy across a range of RAP-219 dosing and exposure levels. Results are expected in the first half of 2025.
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The Company continues to progress the development of a long-acting injectable formulation of RAP-219 as the first potential anti-seizure medication (ASM) in a depot formulation, offering greater ease-of-use and potentially improved patient adherence.

Focal Epilepsy

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The Company is on track to initiate a Phase 2a proof-of-concept trial in focal epilepsy in the third quarter of 2024 and expects topline results in mid-2025.
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For the Phase 2a trial, the Company plans to enroll adult patients with drug-resistant focal epilepsy who have an implanted responsive neurostimulation (RNS) device. Intracranial electroencephalography (iEEG) data output from the RNS device consists of “long episodes” which are organized epileptiform activity that often indicate electrographic seizures. Changes in long episodes, the Phase 2a trial’s biomarker-based primary endpoint, have been demonstrated to predict efficacy of ASMs.

Peripheral Neuropathic Pain

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At the recent International Association for the Study of Pain (IASP) 2024 World Congress on Pain, the Company presented data demonstrating a TARPg8 AMPAR NAM’s analgesic activity across a broad range of preclinical pain models.
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The Company is on track to initiate a Phase 2a trial in peripheral neuropathic pain in the second half of 2024.

Bipolar Disorder

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The Company plans to initiate a Phase 2a trial in bipolar disorder patients with acute mania in 2025.

Preclinical and Discovery Programs

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The Company is advancing a TARPg8 targeted molecule with differentiated chemical and pharmacokinetic properties, RAP-199, with a Phase 1 trial expected to begin in the first half of 2025.
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The Company is also evaluating two RAP-enabled nicotinic acetylcholine receptor (nAChR) discovery-stage programs – modulators of a6 nAChR for the potential treatment of chronic pain, and modulators of a9a10 nAChR for the potential treatment of hearing loss.

SECOND QUARTER 2024 FINANCIAL RESULTS

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Net loss was $18.1 million for the second quarter of 2024, as compared to $6.4 million for the prior year period.
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Research and development expense was $15.7 million for the second quarter of 2024, as compared to $4.7 million for the prior year period. The increase in research and development expense was primarily driven by operational costs related to clinical development and costs to support the progression of the Company’s overall pipeline.
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General and administrative expense was $5.1 million for the second quarter of 2024, as compared to $1.9 million for the prior year period. The increase in general and administrative expense was primarily driven by costs associated with the growth of the business, in addition to costs incurred to satisfy the requirements of becoming and operating as a public company.
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The Company ended the quarter with $336.1 million in cash, cash equivalents and short-term investments, compared to $193.2 million as of March 31, 2024. The increase was primarily the result of the completion of the Company’s IPO and concurrent private placement of its common stock on June 7, 2024.
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The Company expects that current cash, cash equivalents, and short-term investments as of June 30, 2024, will enable the Company to fund its operating expenses and capital expenditure requirements through the end of 2026.
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The Company completed its IPO and a concurrent private placement, raising $174.4 million in gross proceeds (which included full exercise of the underwriters’ option to purchase additional shares); net proceeds were $157.6 million after deducting underwriting discounts and commissions, placement agent fees, and other offering and private placement costs of $16.8 million and will fund the clinical development of Rapport’s precision neuroscience pipeline.

About RAP-219

RAP-219 is a clinical-stage AMPAR (α-amino-3-hydroxy-5-methyl-4-isoxazolepropionic acid receptor) negative allosteric modulator (NAM) designed to achieve neuroanatomical specificity through its selective targeting of a receptor associated protein (RAP) known as TARPg8, which is associated with the neuronal AMPAR, a clinically validated target for epilepsy. Whereas AMPARs are distributed widely in the central nervous system, TARPg8 is expressed only in discrete regions, including the hippocampus, a key site involved in focal epilepsy. Because of this restricted expression of TARPg8 in forebrain regions, the Company believes RAP-219 has the potential to provide a differentiated clinical profile, including improved activity and tolerability along with a higher therapeutic index, potentially providing more patients with sustained therapeutic benefit without intolerable side effects, as compared to traditional antiseizure medications.

About Rapport Therapeutics

Rapport Therapeutics is a clinical-stage biotechnology company dedicated to discovering and developing transformational precision neuromedicines for patients suffering from central nervous system (CNS) disorders. The Company’s founders have made pioneering discoveries related to the function of receptor associated proteins (RAPs) in the brain. Their findings form the basis of Rapport’s RAP technology platform, which enables a differentiated approach to generate precision small molecule product candidates with the potential to overcome many limitations of conventional neurology drug discovery. Rapport’s precision neuroscience pipeline includes the Company’s lead clinical program, RAP-219, designed to achieve neuroanatomical specificity through its selective targeting of a RAP expressed in only discrete regions of the brain. The Company is currently advancing RAP-219 in clinical trials in focal epilepsy, peripheral neuropathic pain, and bipolar disorder. Additional preclinical and late-stage discovery stage programs are also underway, targeting CNS disorders including chronic pain and hearing disorders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: the clinical development of RAP-219 for the treatment of drug-resistant focal epilepsy, peripheral neuropathic pain and bipolar disorder, including the initiation, timing, progress and results of our ongoing and planned clinical trials; the potential activity and tolerability of RAP-219; the potential of Rapport’s RAP technology platform; the ongoing and planned development of RAP-199 and Rapport’s discovery-stage programs; and expectations for Rapport’s uses of capital, expenses and financial results, including its cash runway through the end of 2026.

Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect Rapport’s business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the company’s research and development activities; Rapport’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; Rapport’s ability to attract, integrate and retain key personnel; risks related to the company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining Rapport’s intellectual property protections; and risks related to the competitive landscape for Rapport’s product candidates; as well as other risks described in “Risk Factors,” in the company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the SEC), as well as subsequent filings with the SEC. Rapport expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact:

Julie DiCarlo

Head of Communications & IR

Rapport Therapeutics

jdicarlo@rapportrx.com

Condensed Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$110,164	$70,169
Short-term investments	225,975	77,309
Restricted cash	105	85
Prepaid expenses and other current assets	4,422	3,309
Total current assets	340,666	150,872
Property and equipment, net	3,474	1,916
Operating lease right of use asset, net	1,769	2,084
Other assets	189	551
Total assets	$346,098	$155,423
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,875	$2,502
Accrued expenses and other current liabilities	5,517	5,631
Operating lease liability	703	670
Total current liabilities	8,095	8,803
Series B preferred stock tranche right liability	—	4,200
Operating lease liability, net of current portion	1,117	1,476
Total liabilities	9,212	14,479
Commitments and contingencies
Series A convertible preferred stock	—	89,487
Series B convertible preferred stock	—	77,091
Stockholders’ equity (deficit)
Undesignated preferred stock	—	—
Common Stock	36	4
Additional paid-in capital	423,261	19,796
Accumulated other comprehensive income (loss)	(183)	4
Accumulated deficit	(86,228)	(45,438)
Total stockholders’ equity (deficit)	336,886	(25,634)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$346,098	$155,423

Condensed Consolidated Statement of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended June 30,
	2024	2023
Operating expenses
Research and development	$15,689	$4,721
General and administrative	5,111	1,909
Total operating expenses	20,800	6,630
Loss from operations	(20,800)	(6,630)
Other income (expense):
Interest income	2,679	221
Change in fair value of preferred stock tranche right liability	—	—
Total other income (expense), net	2,679	221
Net loss before income taxes	(18,121)	(6,409)
Provision for income taxes	—	2
Net loss	$(18,121)	$(6,411)
Net loss per share attributable to common stockholders, basic and diluted	$(1.70)	$(4.45)
Weighted-average common shares outstanding, basic and diluted	10,666,528	1,440,109

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For the Three Months Ended June 30,
	2024	2023
Net cash used in operating activities	$(16,352)	$(6,599)
Net cash used in investing activities	(107,104)	(86)
Net cash provided by (used in) financing activities	159,353	(90)
Net increase in cash, cash equivalents and restricted cash	$35,897	$(6,775)